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EXHIBIT 10.23


                        INDEPENDENT CONTRACTOR AGREEMENT

         THIS INDEPENDENT CONTRACTOR AGREEMENT ("Agreement") is entered into as of this 30th day of January, 2000, by and between SHOPKO STORES, INC., a Wisconsin corporation, having its principal place of business at 700 Pilgrim Way, Green Bay, Wisconsin 54304, (hereinafter "ShopKo") and Dale P. Kramer, (hereinafter "Contractor") for the Work described herein.

         WHEREAS, ShopKo requires the performance of certain professional Work as described on EXHIBIT A attached hereto and incorporated herein (the "Work"). The Work is within the particular knowledge, expertise and experience of Contractor; and

         WHEREAS, ShopKo wishes to retain Contractor for the performance of the Work and Contractor agrees to undertake and provide all of the labor, materials, tools, equipment and expertise necessary to fully perform the Work; and

         WHEREAS, ShopKo desires to have Contractor supervise and control the methods, means and sequences of performing the Work and ShopKo desires to retain powers of supervision and approval only with regard to the final result to be accomplished by Contractor pursuant to this Agreement, and not with regard to the methods or means or sequences of achieving such result; and

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, IT IS HEREBY AGREED AS FOLLOWS:

1. APPOINTMENT AND ACCEPTANCE.

         ShopKo hereby retains the services of Contractor for the purpose of securing the performance of the Work. Contractor hereby accepts such appointment and retention and agrees to complete the Work in accordance with the provisions of this Agreement. The Contractor shall provide all labor, materials, tools, equipment and supervision required to complete the Work in accordance with the terms of this Agreement. In the event that ShopKo and Contractor agree at a later time with regard to additional Work and duties which may become necessary, ShopKo and Contractor shall supplement this Agreement by addendum in order to describe the additional Work and duties to be performed and the method of compensation therefor.

2. COMPENSATION.

         ShopKo and Contractor agree that Contractor shall be compensated for the performance of the Work as described in EXHIBIT A. Contractor shall also be entitled to reimbursement of all reasonable and documented out-of-pocket expenses, provided such expenses are pre-approved by ShopKo, and in accordance with ShopKo's Travel Policy, a copy of which shall be provided to Contractor upon request. All travel arrangements shall be made through ShopKo's Travel Services Department.


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3. RELATIONSHIP OF THE PARTIES.

         It is expressly agreed by and between ShopKo and Contractor that Contractor shall perform the Work described herein as an independent contractor and nothing contained herein shall be construed as creating any agency or other relationship with ShopKo. It is understood that ShopKo does not agree to use Contractor exclusively. It is further understood that Contractor is free to contract for similar services to be performed for other owners while under contract with ShopKo. Consistent with this relationship, it is agreed that:

     A. Contractor is solely responsible for paying all tax obligations, including, but not limited to, F.I.C.A., self-employment, sales or use taxes and federal and state income tax, on monies received under this Agreement. In the event that the Internal Revenue Service, Wisconsin Department of Revenue or other governmental agency should question, or challenge the independent contractor status of Contractor, the parties hereto mutually agree that both Contractor and ShopKo shall have the right to participate in any discussion or negotiation occurring with such agency or agencies, irrespective of when or by whom such discussions or negotiations initiated.

     B. ShopKo shall have no right to control the methods or means by which the result of this Agreement is accomplished, but shall have control and approval merely with regard to the result to be accomplished pursuant to this Agreement.

     C. ShopKo recognizes and acknowledges the independence of the Contractor's own business activities and this created relationship in no way prohibits or inhibits the Contractor from advertising its services to others or holding itself out to the public as such.

4. MEANS OF PERFORMANCE.

         In undertaking to perform the Work, Contractor shall have absolute control with regard to the provision of all labor, materials, and facilities necessary for the performance of Contractor's duties pursuant to this Agreement. It is expressly understood and agreed that Contractor shall be solely responsible for the compensation of its Contractors, employees and agents. It is further understood and agreed that the compensation to be paid to Contractor pursuant to this Agreement is strictly limited to that compensation set forth in Paragraph 2 above.

5. COOPERATION.

         ShopKo and Contractor agree to cooperate and furnish additional data relative to the Work and duties to be performed pursuant to this Agreement as such data becomes available. Contractor agrees to furnish such information as may be requested from time to time by ShopKo or ShopKo's employees, agents or other Contractors.

6. QUALITY OF SERVICE.

         Contractor shall perform the Work with care, skill, and diligence, in accordance with the applicable professional standards currently recognized by Contractor's profession.

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7. DOCUMENTS AND RECORDS.

         Records of Contractor's reimbursable expenses pertaining to this Agreement will be kept in accordance with generally accepted accounting principles and made available to ShopKo for inspection, copying and audit upon request by ShopKo.

         ShopKo shall have complete and unrestricted right to use all software, documents, reports, and other Work product prepared by Contractor in connection with its performance of the Work. Such software, documents, reports and other Work product are "work for hire" and are the exclusive property of ShopKo and are not to be used by Contractor on other projects without ShopKo's express written consent.

8. FINAL APPROVAL.

         ShopKo shall retain the right to exercise final approval with regard to the result to be achieved pursuant to this Agreement. Such approval shall not extend to the methods and means employed to achieve such result, but merely to the adequacy and sufficiency of such result once achieved.

9. TERMINATION.

         This Agreement may not be terminated by Contractor except in the case where ShopKo has materially breached its obligations hereunder. ShopKo may terminate this Agreement at any time upon seven (7) days written notice, but such termination shall only be effective upon payment in full by ShopKo to Contractor for Work rendered prior to the effective time of termination. Upon Contractor's receipt of notice of cancellation or termination from ShopKo, Contractor shall immediately discontinue all Work unless the notice directs otherwise, and shall deliver immediately to ShopKo all reports, plans, drawings, specifications, data, estimates, summaries or other material and information, whether completed or in process, accumulated by Contractor in performance of the Work.

10. ASSIGNABILITY.

         Contractor shall not assign or subcontract any of its obligations pursuant to this Agreement nor its responsibility for performance of the Work without the prior written consent of ShopKo, which consent shall not be unreasonably withheld.

11. CONFIDENTIAL INFORMATION.

         Any confidential information concerning ShopKo, its products, data, documentation, software, computer systems, services or operation processes which are disclosed to Contractor incident to the performance of this Agreement shall remain the property of ShopKo and are disclosed in strict confidence. No rights are granted to Contractor to use, review, disclose or publish any such data and documentation. Upon request, Contractor shall promptly return all written confidential information to ShopKo, without retaining any copies thereof.

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12. MISCELLANEOUS.

         Authority. ShopKo and the Contractor warrant and represent to each other that the execution of this Agreement by their respective officers or agents have been duly authorized and that this Agreement, when fully executed, constitutes a valid, binding and legally enforceable obligation of itself.

         Execution by All Parties in Counterparts. This Agreement shall not become effective and binding until executed by all parties. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which shall constitute a single instrument, and the signature of any party to any counterpart shall be deemed a signature to and may be appended to any other counterpart.

         Notice. All notices, demands and/or consents provided for in this Agreement shall be in writing and shall be deemed given when delivered to the parties hereto by hand or by United States registered or certified mail, return receipt requested, with postage prepaid. All such notices and communications shall be deemed to have been duly given upon the first to occur of the intended recipient's actual receipt or three (3) days after mailing. All notices and communications shall be addressed to the parties hereto at the respective addresses set forth below:

                  If to ShopKo:                      ShopKo Stores, Inc.
                                                     700 Pilgrim Way
                                                     Green Bay, WI  54307
                                                     Attn: General Counsel

                  If to Contractor:                  Dale P. Kramer
                                                     (Intentionally Deleted)


                  or at such other address as may be designated in writing by either party from time to time.

         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin.

         Nonwaiver. Any delay by ShopKo in instituting or prosecuting any action or proceeding or otherwise asserting its rights under this Agreement, shall not operate as a waiver of such rights or to deprive it of or limit such rights in any way because of the concepts of waiver, laches, or otherwise. Any waiver, in fact, made by ShopKo with respect to any specific default by Contractor under this Agreement shall not be considered or treated as a waiver of the rights of ShopKo with respect to any other defaults by ShopKo under this Agreement.

         Successors and Assigns. This Agreement shall apply to, inure to the benefit of, and be binding upon and enforceable against the parties hereto and their respective successors and assigns.

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         Paragraph Headings. The headings inserted at the beginning of each paragraph of this Agreement are for convenience of reference only and shall not limit or otherwise affect or be used in the construction of any of the terms or provisions hereof.

         Modification. This Agreement may not be modified or amended unless such modification or amendment is set forth in writing and executed by all parties hereto.



         This Agreement is entered into as of the day and year first written above.

                                        SHOPKO STORES, INC.

                                By:     /s/  William J. Podany
                                        --------------------------------------
                                Its:    President and CEO
                                        --------------------------------------

                                Attest: /s/ Richard D. Schepp
                                        --------------------------------------
                                Its:    Senior Vice President, General Counsel
                                        --------------------------------------


                                        CONTRACTOR

                                        /s/ Dale P. Kramer
                                        --------------------------------------
                                        Dale P. Kramer



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                                    EXHIBIT A


DESCRIPTION OF WORK: General consulting and administrative services related to the business and operations of ShopKo Stores, Inc. and its subsidiaries, including ProVantage Health Services, Inc. The compensation set forth below includes any amounts otherwise payable to Mr. Kramer as retainer or meeting fees related to his services as a director of ShopKo Stores, Inc.

Commencement Date:         January 30, 2000

Completion Date:           February 2, 2002

Compensation:              Compensation for the performance of the Work shall be
                           for the sum of Two Hundred Sixty Thousand Dollars and 00/100 Dollars ($260,000) payable in advance in twenty four (24) equal monthly installments.












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